RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          UNITED INDUSTRIAL CORPORATION

                  Pursuant to the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code, identified and referred to as the "General Corporation Law of Delaware"), the undersigned, Bernard Fein and Howard
M. Bloch, being respectively the President and Secretary of UNITED INDUSTRIAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

                  1. The name of the corporation is United Industrial Corporation (the "Corporation") and the name under which the Corporation was originally incorporated is Topp Industries Corporation.

                  2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 14, 1959.

                  3. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

                  4. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

                  "First. The name of the Corporation is United Industrial Corporation.

                  Second. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

                  Third. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

                         A. To manufacture, purchase or otherwise acquire,
                  invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with aircraft component parts and goods, wares and merchandise and personal property of every class and description.

                         B. To conduct researches, investigations and
                  examinations of businesses and enterprises of every kind and description throughout the world with the aim of securing information and particulars for the investment and employment of capital.

                         C. To undertake and transact all kinds of business
                  relating to the gathering and distribution of financial and investment information and statistics throughout the world.

                         D. To carry on the general business of managing and
                  operating businesses, investment companies, plants, properties, investments, real estate and tangible and intangible personal property of every class and description in any of the States, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such State, district, territory, colony or country.

                         E. To maintain executive and operating personnel for
                  the purpose of advising and assisting others in accordance with the purposes hereof.

                         F. To furnish plans and programs, to propose policies
                  and generally to advise and assist under contracts, or otherwise, others in the management of their businesses, plants, properties, investments, real estate and tangible and intangible personal property of every class and description.

                         G. To conduct investigations in the fields of business,
                  engineering, mechanics and inventions, and to make reports thereon.

                         H. To engage in consultant and advisory work in
                  connection with the organization, financing, management, operation and reorganization of industrial and commercial enterprises.

                         I. To manage and to provide management for and to
                  conduct, operate and supervise all or part of any and every kind of business and to contract or arrange with any corporation, association, partnership or individual for the management, conduct, operation and supervision of all kinds of businesses.

                         J. To acquire, and pay for in cash, stock or bonds of
                  this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                         K. To apply for, obtain, register, purchase, lease or
                  otherwise acquire, and to hold, use, pledge, lease, sell, assign, or otherwise dispose of formulae, secret processes,

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                  distinctive marks, improvements, processes, trade names,
                  trade-marks, copyrights, patents, licenses, concessions and the like, whether used in connection with or secured under Letters Patent of or issued by any country or authority; and to issue, exercise, develop and grant licenses in respect thereof or otherwise turn the same to account.

                         L. To acquire by purchase, subscription or otherwise,
                  and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

                         M. To promote, cause to be organized, finance and aid
                  by loan, subsidy, guaranty or otherwise, any corporation, association, partnership, syndicate, entity, person, or governmental, municipal or public authority, domestic or foreign, located in or organized under the laws of any authority in any part of the world, any security of which is held directly or indirectly by or for the Corporation, or in the business, financing or welfare of which the Corporation shall have any interest; and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of any of the foregoing, and to guarantee by endorsement or otherwise the payment of the principal of, or interest or dividends on, any such security, and generally to do any acts or things designed to protect, preserve, improve, or enhance the value of any such security.

                         N. To have one or more offices, to carry on all or any
                  of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

                         O. To enter into any lawful arrangement for sharing
                  profits, union of interest, reciprocal concession or cooperation with any corporation, association, partnership,

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                  syndicate, entity, person, or governmental, municipal or
                  public authority, domestic or foreign, located in or organized under the laws of any authority in any part of the world, in the carrying on of any business which the Corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the Corporation.

                         P. To enter into, make and perform contracts of every
                  kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

                         Q. To borrow or raise moneys for any of the purposes of
                  the Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

                         R. To lend money, either without any collateral
                  security or on the security of real or personal property.

                         S. To make any guaranty respecting securities,
                  indebtedness, dividends, interest, contracts or other obligations so far as the same may be permitted to be done under the laws of the State of Delaware.

                         T. To purchase or otherwise acquire, hold, sell,
                  pledge, transfer or otherwise dispose of, and to reissue or cancel the shares of its own capital stock or any securities or other obligations of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Delaware.

                         U. To do everything necessary, proper, advisable or
                  convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of the State of Delaware.

                         V. In general, to carry on any business and to have and
                  exercise all of the powers conferred by the laws of the State of Delaware; and to do any and all the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in syndicates or otherwise in conjunction with any person, entity, syndicate, partnership, association or corporation, governmental, municipal, or public authority, domestic or foreign; to establish and maintain offices and agencies and to exercise all or any of its corporate powers and rights throughout the world.

                  The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in nowise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                  Fourth. The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifteen million (15,000,000) shares, all of which shall be Common Stock, par value one dollar ($1.00) per share.

                  A. At all meetings of stockholders held for the election of directors, voting shall be cumulative. Each holder of a share of stock shall be entitled to cast as many votes as shall equal the number of votes to which his shares would (except for this provision as to cumulative voting) be entitled in voting for the election of directors multiplied by the number of directors for whose election such shares are entitled to be voted, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them, as he may see fit.

                  B. No holder of shares of any class of stock of the Corporation shall be entitled, as such, to any preemptive rights to subscribe for the purchase of or to receive any part of any issue of shares or of bonds, notes, debentures or other securities convertible into shares of the Corporation whether now or hereafter authorized or issued; and the Corporation shall have the right from time to time, without offering the same to the holders of shares of any class then outstanding, to issue and sell shares of any class or any such bonds, notes, debentures or other securities convertible into shares, to such person or persons as the Board of Directors shall from time to time determine. As used in this Paragraph B, the expression "securities convertible into shares" shall be deemed to include all bonds, notes, debentures or other evidences of indebtedness to which are attached, or with which are issued, warrants or other instruments evidencing the right to purchase or otherwise acquire shares of any class of stock of the Corporation.

                  C. The number of directors of the Corporation shall be fixed by the by-laws and may be altered from time to time as may be provided therein, but in no event shall the number of directors of the Corporation be less than five nor more than twenty. At the annual election of directors to be held at the annual meeting of stockholders in 1970, the directors to be elected by the holders of all classes of stock entitled to vote therein shall be divided into three classes, as nearly equal in number as may be, the term of office of each class to expire at the third annual meeting of stockholders held after the election of each class except that at the annual meeting of stockholders in 1970 the term of office of those of the first class shall expire at the first annual meeting of stockholders after their election and the term of office of those of the second class shall expire at the second annual meeting of stockholders after their election. At each annual election held after such classification and election to be held in 1970, each director shall be elected to a term of office to expire at such future annual meeting of stockholders as is appropriate for the class of directors to which he is elected. Any vacancies created in the Board of Directors may be filled in accordance with the provisions of Section 223 of the General Corporation Law of Delaware. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote shall be required to amend, alter or repeal any of the provisions of this Paragraph C.

                  Fifth. The Corporation is to have perpetual existence.

                  Sixth. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                  Seventh. For the management of the business and for the conduct of the affairs of the Corporation it is further provided:

                  A. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                         1. To make, alter or repeal the by-laws of the
                  Corporation, but any by-laws so made, altered or amended by the Board of Directors may be altered, amended and repealed by either the Board of Directors or the stockholders of the Corporation.

                         2. To authorize and cause to be executed mortgages and
                  liens upon the real and personal property of the Corporation.

                         3. By resolution passed by a majority of the whole
                  Board, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

                         4. To fix and determine and vary from time to time the
                  amount of working capital and reserve funds of the Corporation; to determine whether any and, if any, what part of the net profits of the Corporation or of its surplus or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or of any such surplus or of any such net assets in excess of capital.

                         5. To set apart out of any of the funds of the
                  Corporation available for dividends on any class of stock of the Corporation a reserve or reserves of any proper purpose and to abolish any such reserve in the manner in which it was created.

                         6. To determine, from time to time, whether and to what
                  extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless authorized by resolution of the Board of Directors of the Corporation.

                         7. From time to time, to the extent now or hereafter
                  permitted by the laws of the State of Delaware, to sell, lease, exchange, or otherwise dispose of any part of the property and assets of this Corporation which the Board of Directors deems it expedient and for the best interests of the Corporation to dispose of, or disadvantageous to continue to own, without assent of the stockholders by vote or otherwise; and, pursuant to the written consent of the holders of a majority of the shares of stock issued and outstanding having voting power, or pursuant to the affirmative vote of the holders of a majority of stock issued and outstanding having voting power, given at a stockholders' meeting duly called for that purpose, the Board of Directors shall have power and authority, at any meeting, to sell, lease or exchange all of the property and assets of the Corporation, including its good-will and its corporate franchises, upon such terms and conditions as the Board of Directors deems expedient and for the best interests of the Corporation.

                         8. To remove at any time, for cause or without cause,
                  any officer or employee of the Corporation, or to confer such power on any Committee or officer; provided, however, that any officer elected or appointed by the Board of Directors may be removed only by the affirmative vote of a majority of the Board of Directors then in office.

                         9. To establish bonus, profit-sharing or other types of
                  incentive or compensation plans for the employees (including officers) of the Corporation and to fix the amount of profits to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

                  B. No director or officer of this Corporation shall, in the absence of fraud and after disclosure, be disqualified by his office from dealing or contracting with this Corporation either as vendor, purchaser or otherwise, nor, in the absence of fraud, shall any transaction or contract of this Corporation be void or voidable or affected by reason of the fact that any such director or officer, or in any firm of which any such director or officer is a member or an employee or any corporation of which any such director or officer is an officer, director, stockholder or employee, has any interest in such transaction or contract, whether or not adverse to the interest of the Corporation, even though the vote of the director or directors or officer or officers having such interest shall have been necessary to obligate the Corporation upon such contract or transaction; and no director or directors or officer or officers having such interest shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract or transaction; or shall any such director or directors or officer or officers be accountable for any gains or profits realized thereon.

                  C. Any contract, transaction or act of the Corporation or of the Board of Directors or any Committee which shall be approved, ratified or adopted by a majority of quorum of the stockholders entitled to vote at any annual meeting or at any special meeting called for such purpose, shall be as valid and binding as though ratified by every stockholder of the Corporation, provided, however, that the fact that any such contract, transaction or act shall not have been so approved, ratified or adopted, shall not be deemed in any way to invalidate the same or to deprive the Corporation, its directors or officers, of their right to proceed with such contract, transaction or action.

                  D. The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise. The Corporation shall have the right to intervene in and to defend all such actions, suits or proceedings brought against any such director or officer or former director or officer or person. Whenever in this paragraph a director or officer or former director or officer or a person is referred to, such reference shall be inclusive of his heirs, executors and administrators.

                  E. Each director of the Corporation and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser, selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

                  F. At all meetings of stockholders the voting for the election of directors may be viva voce, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the stockholder voting and the number of shares voted by him, and if such ballot be cast by proxy, it shall also state the name of such proxy.

                  This Corporation may by its by-laws confer powers on the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred by law.

                  Eighth. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  Ninth. Meetings of stockholders and directors may be held outside the State of Delaware, if the by-laws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

                  Tenth. The Board of Directors may from time to time offer for subscription, or otherwise issue or sell, or grant options for the subscription to or purchase of, any or all of the authorized stock of the Corporation not then issued or which may have been issued and reacquired as Treasury stock by the Corporation, except as provided in Article FOURTH, and any or all of any increased stock of any class that may hereafter be authorized, for such consideration as the directors may determine. The Board of Directors may, at the time of such issue and sale, or at the time of granting of such options, specify in amount or value the part of the consideration received on such issue and sale over and above the par value of such stock, which shall be capital, and which shall be surplus, respectively. Bonds, debentures, certificates of indebtedness, or other securities may be issued, sold or disposed of pursuant to resolution of the Board of Directors, for such consideration and upon such terms and conditions as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                  Eleventh. If so determined by the Board of Directors, the Corporation may from time to time receive money and/or other property as a contribution to surplus, which contribution may consist of an undivided part of moneys and/or other property, for another undivided part of which money and/or other property, bonds, debentures, obligations and/or shares of stock, with and/or without par value, of any class or classes of the Corporation are issued. Against any surplus there may be charged from time to time any losses incurred by the Corporation or any items of debt or stock discount and expense. Such surplus may also be reduced from time to time by dividends or by transfer to capital or to some other appropriate account, and the amount of capital may be increased from time to time by the capitalization of surplus or net profits without the issuance of additional shares.

                  Twelfth. A. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote shall be required to authorize, adopt or approve:

                         1. any agreement for the merger or consolidation of the
                  Corporation or any subsidiary (as hereinafter defined) with or into any Related Person (as hereinafter defined) or any subsidiary of a Related Person;

                         2. any sale, lease, transfer, exchange, mortgage,
                  pledge or other disposition, directly or indirectly, to any Related Person or any subsidiary of a Related Person of all or substantially all of the assets of the Corporation or any subsidiary of the Corporation, or any portion of such assets having a fair market value at the time of the proposed transaction equal to or greater than fifty percent (50%) of the then fair market value of the total assets of the Corporation or of such subsidiary of the Corporation; or

                         3. the issuance or delivery by the Corporation or any
                  subsidiary of the Corporation of any voting securities of the Corporation or such subsidiary having a fair market value at the time of such transaction of $1,000,000 or more in exchange or payment for securities, property or other assets of any Related Person. For the purposes hereof, the term Related

                  Person shall mean a person (as hereinafter defined) who or which, either alone or together with his or its affiliates (as hereinafter defined) and associates (as hereinafter defined), is, as of the date the proposed transaction is approved by the Board of Directors of the Corporation or such subsidiary, the beneficial owner (as hereinafter defined) of five percent (5%) or more of the outstanding securities of the Corporation entitled at the time to vote for the election of directors, but the term Related Person shall specifically exclude any corporation a majority of the outstanding voting securities of which is, at the time, owned of record or beneficially by the Corporation or any one or more of its subsidiaries. In making the foregoing determination, the outstanding securities of the Corporation shall not include shares owned by the Corporation or any of its subsidiaries or shares or other voting securities which may be issuable pursuant to any agreement or upon the exercise of any conversion rights, warrants or options.

                  B. As used in this Article TWELFTH, the following terms shall have the meanings set forth below:

                         1. an "affiliate" of a specified person shall mean any
                  person who or which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person;

                         2. an "associate" of a specified person shall mean (i)
                  any person of which such specified person is an officer, director, partner or the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial or beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person, or (iv) any other member or partner of or in a partnership, limited partnership, syndicate or other group of which the specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation;

                         3. any specified person shall be deemed to be the
                  "beneficial owner" of securities of the Corporation which (i) such specified person or any of its affiliates or associates owns, directly or indirectly, whether of record or not, (ii) such specified person or any of his or its affiliates or associates has the right to acquire pursuant to any agreement, upon the exercise of conversion rights, warrants or options, or otherwise, or (iii) are beneficially owned, directly or indirectly (including securities deemed owned through application of clauses (i) and (ii) above), by any other person with whom or which such specified person or any of his or its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation;

                         4. the term "person" shall include a natural person,
                  corporation, trust, partnership, joint venture, association or other entity; and

                         5. a "subsidiary" of a specified person shall mean a
                  corporation of which fifty percent (50%) or more of the outstanding voting securities are owned, directly or indirectly, with power to vote by such specified person or a subsidiary of such specified person.

                  C. The Board of Directors of the Corporation shall have the power and duty to determine, for purposes of this Article TWELFTH, on the basis of information known to such Board:

                         1. the fair market value of any assets of the
                  Corporation or any subsidiary thereof proposed to be disposed of in a transaction of the character referred to in paragraph
                  (1)(b) of this Article TWELFTH and the fair market value of the total assets of the Corporation or such subsidiary;

                         2. whether any person referred to in paragraph (1) of
                  this Article TWELFTH owns beneficially five percent (5%) or more of the outstanding securities of the Corporation entitled to vote for the election of directors;

                         3. the fair market value of any voting securities
                  issuable or deliverable by the Corporation or any subsidiary thereof in a transaction of the character referred to in paragraph (1)(c) of this Article TWELFTH; and

                         4. whether any person is an affiliate or associate of
                  any other person.

                  Any such determination shall be conclusive and binding for all purposes of this Article TWELFTH.

                  D. The affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of stock of the Corporation entitled to vote shall be required to amend, alter or repeal any of the provisions of this Article TWELFTH.

                  Thirteenth. The Corporation reserves the right to create any additional preferred or special stocks or to amend, alter, change or repeal any provisions contained in this instrument, or any amendment of the provisions thereof, in the manner now or hereafter provided by the laws of the State of Delaware, and all rights of the stockholders of the Corporation, except as in this instrument otherwise provided, are granted subject to these reservations.

                  Fourteenth. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article FOURTEENTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article FOURTEENTH, shall eliminate or reduce the effect of this Article FOURTEENTH, in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article FOURTEENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision."

                  5. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of Delaware.

                  6. This Restated Certificate of Incorporation shall be effective upon filing with the Secretary of State of the State of Delaware pursuant to Section 103 of the General Corporation Law of Delaware.

                  IN WITNESS WHEREOF, UNITED INDUSTRIAL CORPORATION has caused this Restated Certificate of Incorporation to be signed by Bernard Fein, its President, and attested by Howard M. Bloch, its Secretary, this 13th day of October, 1993.

                                    UNITED INDUSTRIAL CORPORATION

                                    By: /s/ Bernard Fein
                                        ------------------------------
                                        Bernard Fein
                                        President


Attest:

By: /s/ Howard M. Bloch
    -------------------------------
    Howard M. Bloch
    Secretary